Exhibit 25(c)




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  _________________


                                       FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE TRUST
                        INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(b)(2) ____________

                                  _________________

                                 THE BANK OF NEW YORK
                 (Exact name of trustee as specified in its charter)


                    New York                            13-5160382
          (Jurisdiction of incorporation             (I.R.S. Employer
           if not a U.S. national bank)             Identification No.)

             48 Wall Street, New York, New York             10286
          (Address of principal executive offices)        (Zip code)

                                  _________________

                              THE MONTANA POWER COMPANY
                 (Exact name of obligor as specified in its charter)


                    Montana                              81-0170530
            (State or other jurisdiction              (I.R.S. Employer
          of incorporation or organization)          Identification No.)

               40 East Broadway
                Butte, Montana                           59701-9394
          (Address of principal executive offices)       (Zip code)

                                  _________________

                 THE MONTANA POWER COMPANY GUARANTEE WITH RESPECT TO
              MONTANA POWER CAPITAL I [ ]% CUMULATIVE QUARTERLY INCOME
                           PREFERRED SECURITIES, SERIES A*
                         (Title of the indenture securities)
          _________________
               *Specific title to be determined in connection with sale of Montana Power Capital I [ ]% Cumulative Quarterly Income Preferred Securities, Series A.

          ITEM 1.   GENERAL INFORMATION.*

               *Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.


                    Furnish the following information as to the Trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

          Superintendent of Banks of the     2 Rector Street, New York,
            State of New York                  N.Y. 10006 and Albany, N.Y.
          Federal Reserve Bank of New York     12203
          Federal Deposit Insurance          33 Liberty Plaza, New York,
            Corporation                        N.Y. 10045
          New York Clearing House            550 17th Street, N.W.,
                                               Washington, D.C. 20429
                                             New York, N.Y.

               (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

          ITEM 2.   AFFILIATIONS WITH OBLIGOR.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None. (See Note on page 2.)

          ITEM 16.  LIST OF EXHIBITS.

                    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

                    1.   -    A copy of the Organization Certificate of The
                              Bank of New York (formerly Irving Trust
                              Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                              (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-
                              6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and
                              Exhibit 1 to Form T-1 filed with Registration
                              Statement No. 33-29637.)

                    4.   -    A copy of the existing By-laws of the
                              Trustee.  (Exhibit 4 to Form T-1 filed with
                              Registration Statement No. 33-31019.)

                    6.   -    The consent of the Trustee required by
                              Section 321(b) of the Act.  (Exhibit 6 to
                              Form T-1 filed with Registration Statement
                              No. 33-44051.)

                    7.   -    A copy of the latest report of condition of
                              the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                         NOTE

                    Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

                    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                      SIGNATURE

                    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of October, 1996.



                                             THE BANK OF NEW YORK



                                             By:  /s/ ROBERT E. PATTERSON III
                                                ---------------------------
                                                  Robert E. Patterson III
                                                  Assistant Vice President

                                                                EXHIBIT 7
                                                              (Page 1 of 3)

                         Consolidated Report of Condition of
                                 THE BANK OF NEW YORK
                       of 48 Wall Street, New York, N.Y. 10286

               And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1996, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                                                             in Thousands
                                                           ---------------
          ASSETS
          ------
          Cash and balances due from
            depository institutions:
            Noninterest-bearing balances and
              currency and coin . . . . . .                 $  3,650,068
            Interest-bearing balances . . .                      738,260
          Securities:
            Held-to-maturity securities . .                      784,969
            Available-for-sale securities .                    2,033,407
          Federal funds sold and securities
            purchased under agreements to
            resell in domestic offices of
            the bank:
            Federal funds sold  . . . . . .                    3,699,232
            Securities purchased under
            agreements to resell  . . . . .                       20,000
          Loans and lease financing
            receivables:
            Loans and leases, net of
            unearned income . . . . . . . .  28,109,045
            LESS:  Allowance for loan and
              lease losses  . . . . . . . .     586,658
            LESS:  Allocated transfer risk
              reserve . . . . . . . . . . .         429
            Loans and leases, net of
              unearned income, allowance,
              and reserve . . . . . . . . .                   27,521,958
          Assets held in trading accounts .                      678,844

          Premises and fixed assets
            (including capitalized leases)                       608,217
          Other real estate owned . . . . .                       50,599
          Investments in unconsolidated
            subsidiaries and associated
            companies . . . . . . . . . . .                      235,670
          Customers' liability to this bank
            on acceptances outstanding  . .                      904,948
          Intangible assets . . . . . . . .                      450,230
          Other assets  . . . . . . . . . .                    1,299,464
                                                             -----------
          Total assets  . . . . . . . . . .                  $42,675,866
                                                             ===========

                                                                EXHIBIT 7
                                                              (Page 2 of 3)


          LIABILITIES
          -----------
          Deposits:
            In domestic offices . . . . . .                  $19,223,050
            Noninterest-bearing . . . . . .   7,675,758
            Interest-bearing  . . . . . . .  11,547,292
            In foreign offices, Edge and
              Agreement subsidiaries, and
              IBFs  . . . . . . . . . . . .                   11,527,685
            Noninterest-bearing . . . . . .      48,502
            Interest-bearing  . . . . . . .  11,479,183
          Federal funds purchased and
            securities sold under agreements
            to repurchase in domestic
            offices of the bank and of its
            Edge and Agreement subsidiaries,
            and in IBFs:
            Federal funds purchased . . . .                    1,498,351

            Securities sold under agreements
              to repurchase . . . . . . . .                      126,974
          Demand notes issued to the U.S.
            Treasury  . . . . . . . . . . .                      231,865
          Trading liabilities . . . . . . .                      479,390
          Other borrowed money:
            With original maturity of one
              year or less  . . . . . . . .                    2,521,578
            With original maturity of more
              than one year . . . . . . . .                       20,780
          Bank's liability on acceptances
            executed and outstanding  . . .                      905,850
          Subordinated notes and debentures                    1,020,400
          Other liabilities . . . . . . . .                    1,543,657
                                                             -----------
          Total liabilities . . . . . . . .                   39,099,580
                                                             -----------

          EQUITY CAPITAL
          --------------
          Common stock  . . . . . . . . . .                      942,284
          Surplus . . . . . . . . . . . . .                      525,666
          Undivided profits and capital
            reserves  . . . . . . . . . . .                    2,124,231
          Net unrealized holding gains
            (losses) on available-for-sale
            securities  . . . . . . . . . .                   (    8,063)
          Cumulative foreign currency
            translation adjustments . . . .                   (    7,832)
          Total equity capital  . . . . . .                    3,576,286
                                                             -----------
          Total liabilities and equity                       $42,675,866
            capital . . . . . . . . . . . .                  ===========

                                                                EXHIBIT 7
                                                              (Page 3 of 3)

               I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                          Robert E. Keilman


               We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

               J. Carter Bacot  )
               Alan R. Griffith )            Directors
               Thomas A. Renyi  )